INDEPENDENT AUDITORS' REPORT

To Board of Directors                                           December 1, 1999
And Stockholders of
The Saint James Company

         I have audited the Balance Sheets of The Saint James Company, (A Development Stage Company), as of September 30, 1999, December 31, 1998, and the related Statements of Stockholders' Equity for September 30, 1999, and December 31, 1998, and Statements of Operations and Cash Flows for the three months ended September 30, 1999, and September 31, 1998, and the two years ended December 31, 1998, and December 31, 1997, and the period January 7, 1993 (inception), to September 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Saint James Company, (A Development Stage Company), as of September 30, 1999, and December 31, 1998, and the related statements of Stockholders' Equity for September 30, 1999, and December 31, 1998, and the related statements of Stockholders' Equity for September 30, 1999, and September 30, 1998, for the nine months ended September 30, 1999, and September 30, 1998, and the two years ended December 31, 1998, and December 31, 1997, and the period January 7, 1993 (inception), to September 30, 1999, in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statement, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note #3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


\s\  Barry L. Friedman
--------------------------------
     Barry L. Friedman
     Certified Public Accountant